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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549
                                   FORM 11-K

             [X]
                Annual Report Pursuant to Section 15(d) of the
                        Securities Exchange Act of 1934

                  For the fiscal year ended December 31, 1996

                                       or

             [_]
   Transition Report Pursuant to Section 15(d) of theSecurities Exchange Act
                                    of 1934

 For the transition period from                     Commission file number
 _______ to ________                                       1-8607

                       BellSouth Retirement Savings Plan

                             BELLSOUTH CORPORATION
                          1155 Peachtree Street, N.E.
                          Atlanta, Georgia 30309-3610

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

                       BELLSOUTH RETIREMENT SAVINGS PLAN

                               TABLE OF CONTENTS

ITEM                                                                       PAGE
----                                                                       ----
1.Financial Statements
  Report of Independent Accountants.......................................   2
  Consent of Independent Accountants......................................   3
  Statement of Net Assets Available for Plan Benefits With Fund
   Information as of December 31, 1996....................................   4
  Statement of Net Assets Available for Plan Benefits With Fund
   Information as of December 31, 1995....................................   5
  Statement of Changes in Net Assets Available for Plan Benefits With Fund
   Information for the Year ended December 31, 1996.......................   6
  Statement of Changes in Net Assets Available for Plan Benefits With Fund
   Information for the Year ended December 31, 1995.......................   7
  Statement of Changes in Net Assets Available for Plan Benefits With Fund
   Information for the Year ended December 31, 1994.......................   8
  Notes to Financial Statements...........................................   9
2.Supplemental Schedules
  Item 27a--Schedule of Assets Held for Investment Purposes............... S-1

                       REPORT OF INDEPENDENT ACCOUNTANTS

Management Savings Plan Committee of the
 BellSouth Retirement Savings Plan:

  We have audited the accompanying statements of net assets available for plan benefits with fund information of the BellSouth Retirement Savings Plan, formerly the BellSouth Management Savings and Employee Stock Ownership Plan, as of December 31, 1996 and 1995, and the related statements of changes in net assets available for plan benefits with fund information for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1996 and 1995, and the changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

  Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental Schedule of Assets Held for Investment Purposes is presented for the purpose of additional analysis and is not a required part of the basic financial statements. The fund information in the statements of net assets available for plan benefits and the statements of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedule and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Coopers & Lybrand L.L.P.
Atlanta, Georgia

June 25, 1997

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the registration statements of BellSouth Corporation on Form S-8 (File Nos. 33-30773, 33-38264 and 33-26518) of our report dated June 25, 1997, on our audits of the financial statements of the BellSouth Retirement Savings Plan, formerly the BellSouth Management Savings and Employee Stock Ownership Plan, as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, and the accompanying financial statement schedule as of December 31, 1996, which report is included in this Annual Report on Form 11-K.

Coopers & Lybrand L.L.P.
Atlanta, Georgia

June 25, 1997

                       BELLSOUTH RETIREMENT SAVINGS PLAN

   STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS WITH FUND INFORMATION

                               DECEMBER 31, 1996
                                (IN THOUSANDS)

                                                                                                 EMPLOYEE STOCK
                    BELLSOUTH           INDEXED  INTEREST            MUTUAL                      OWNERSHIP PLAN
                      STOCK      BOND    STOCK    INCOME  BALANCED    FUND      LOAN          ---------------------
                       FUND      FUND     FUND     FUND     FUND   INVESTMENTS  FUND   OTHER  ALLOCATED UNALLOCATED   TOTAL
      ASSETS        ---------- -------- -------- -------- -------- ----------- ------- ------ --------- ----------- ----------
Allocated share of
trust net assets..  $1,073,729 $119,943 $758,978 $806,543 $81,953   $198,155   $59,228 $6,485 $    --    $    --    $3,105,014
Investment in
BellSouth Retire-
ment Savings Em-
ployee Stock Own-
ership Plan Trust:
 Shares of
 BellSouth common
 stock allocated
 to participants..         --       --       --       --      --         --        --     --   449,992        --       449,992
 Shares of
 BellSouth common
 stock held for
 future
 allocation.......         --       --       --       --      --         --        --     --       --     472,927      472,927
 Temporary cash
 investments......         --       --       --       --      --         --        --     --     2,688     14,779       17,467
                    ---------- -------- -------- -------- -------   --------   ------- ------ --------   --------   ----------
  Total Invest-
  ments...........   1,073,729  119,943  758,978  806,543  81,953    198,155    59,228  6,485  452,680    487,706    4,045,400
Contributions re-
ceivable..........       1,153      177    1,674      900     221        389       --     --     1,907        --         6,421
Fund, BellSouth
Savings and
Security Plan and
other transfers
receivable--net...         --       --     1,502   19,960     194      1,149       216    --       743        --        23,764
                    ---------- -------- -------- -------- -------   --------   ------- ------ --------   --------   ----------
  Total Assets....   1,074,882  120,120  762,154  827,403  82,368    199,693    59,444  6,485  455,330    487,706    4,075,585
                    ---------- -------- -------- -------- -------   --------   ------- ------ --------   --------   ----------
   LIABILITIES
Distributions pay-
able..............       1,042      151      927      940      20         10     1,169  6,298      249        --        10,806
Fund, BellSouth
Savings and
Security Plan and
other transfers
payable--net......      21,541      331      --       --      --         384       --     --       --         --        22,256
Notes payable.....         --       --       --       --      --         --        --     --       --     394,577      394,577
                    ---------- -------- -------- -------- -------   --------   ------- ------ --------   --------   ----------
  Total Liabili-
  ties............      22,583      482      927      940      20        394     1,169  6,298      249    394,577      427,639
                    ---------- -------- -------- -------- -------   --------   ------- ------ --------   --------   ----------
Net Assets
Available for Plan
Benefits..........  $1,052,299 $119,638 $761,227 $826,463 $82,348   $199,299   $58,275   $187 $455,081   $ 93,129   $3,647,946
                    ========== ======== ======== ======== =======   ========   ======= ====== ========   ========   ==========

  The accompanying notes are an integral part of these financial statements.

                       BELLSOUTH RETIREMENT SAVINGS PLAN

   STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS WITH FUND INFORMATION

                               DECEMBER 31, 1995
                                (IN THOUSANDS)

                                                                                          EMPLOYEE STOCK
                    BELLSOUTH           INDEXED  INTEREST            MUTUAL               OWNERSHIP PLAN
                      STOCK      BOND    STOCK    INCOME  BALANCED    FUND      LOAN   ---------------------
                       FUND      FUND     FUND     FUND     FUND   INVESTMENTS  FUND   ALLOCATED UNALLOCATED   TOTAL
      ASSETS        ---------- -------- -------- -------- -------- ----------- ------- --------- ----------- ----------
Allocated share of
trust net assets..  $1,076,665 $122,336 $491,410 $785,907 $50,980    $65,518   $42,354 $    --    $    --    $2,635,170
Investment in
BellSouth Manage-
ment Savings and
Employee Stock
Ownership Plan
Trust:
 Shares of
 BellSouth common
 stock allocated
 to participants..         --       --       --       --      --         --        --   421,433        --       421,433
 Shares of
 BellSouth common
 stock held for
 future
 allocation.......         --       --       --       --      --         --        --       --     579,176      579,176
 Temporary cash
 investments......         --       --       --       --      --         --        --    12,029     10,221       22,250
                    ---------- -------- -------- -------- -------    -------   ------- --------   --------   ----------
  Total Invest-
  ments...........   1,076,665  122,336  491,410  785,907  50,980     65,518    42,354  433,462    589,397    3,658,029
Contributions re-
ceivable..........         --       --       --       --      139        --        752    4,738        --         5,629
Fund, BellSouth
Savings and
Security Plan,
BellSouth
Enterprises
Retirement Savings
Plan and other
transfers
receivable--net...      16,648    3,327    3,489      --    1,931      2,998       --       --         --        28,393
                    ---------- -------- -------- -------- -------    -------   ------- --------   --------   ----------
  Total Assets....   1,093,313  125,663  494,899  785,907  53,050     68,516    43,106  438,200    589,397    3,692,051
                    ---------- -------- -------- -------- -------    -------   ------- --------   --------   ----------
   LIABILITIES
Distributions pay-
able..............      17,041    1,627    4,234   11,672     290          2       268    3,301        --        38,435
Fund, BellSouth
Savings and
Security Plan,
BellSouth
Enterprises
Retirement Savings
Plan and other
transfers
payable--net......         --       --       --    19,475     --         --      1,551      103        --        21,129
Notes payable.....         --       --       --       --      --         --        --       --     427,844      427,844
                    ---------- -------- -------- -------- -------    -------   ------- --------   --------   ----------
  Total
  Liabilities.....      17,041    1,627    4,234   31,147     290          2     1,819    3,404    427,844      487,408
                    ---------- -------- -------- -------- -------    -------   ------- --------   --------   ----------
Net Assets
Available for Plan
Benefits..........  $1,076,272 $124,036 $490,665 $754,760 $52,760    $68,514   $41,287 $434,796   $161,553   $3,204,643
                    ========== ======== ======== ======== =======    =======   ======= ========   ========   ==========

  The accompanying notes are an integral part of these financial statements.

                       BELLSOUTH RETIREMENT SAVINGS PLAN

   STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS WITH FUND
                                  INFORMATION

                         YEAR ENDED DECEMBER 31, 1996
                                (IN THOUSANDS)

                                                                                                   EMPLOYEE STOCK
                    BELLSOUTH             INDEXED  INTEREST             MUTUAL                     OWNERSHIP PLAN
                      STOCK       BOND     STOCK    INCOME   BALANCED    FUND      LOAN         ----------------------
                       FUND       FUND      FUND     FUND      FUND   INVESTMENTS  FUND   OTHER ALLOCATED  UNALLOCATED   TOTAL
                    ----------  --------  -------- --------  -------- ----------- ------- ----- ---------  ----------- ----------
Net Assets
Available for Plan
Benefits,
December 31, 1995.  $1,076,272  $124,036  $490,665 $754,760  $52,760   $ 68,514   $41,287 $--   $434,796    $161,553   $3,204,643
                    ----------  --------  -------- --------  -------   --------   ------- ----  --------    --------   ----------
Employee Contribu-
tions.............      46,536     8,141    56,662   48,145   12,487      9,690       --   --        --          --       181,661
Transfer-in of
merged plan as-
sets--net.........     117,707    13,409    89,075   67,608    6,984     12,218     7,561  --        --          --       314,562
Transfer of par-
ticipants' bal-
ances--net........     (91,381)  (20,774)   33,011  (19,131)   6,627     92,883     8,807  --        --          --        10,042
Employing company
contributions.....         --        --        --       --       --         --        --   --      6,518         --         6,518
Supplemental con-
tributions........         --        --        --       --       --         --        --   --        --       42,299       42,299
Allocation of
shares to partici-
pants.............         --        --        --       --       --         --        --   --     58,923     (58,923)         --
Transfer of loan
repayment.........         --        --        --       --       --         --        --   --    (10,405)     10,405          --
                    ----------  --------  -------- --------  -------   --------   ------- ----  --------    --------   ----------
Total
Contributions,
Allocations and
Transfers.........      72,862       776   178,748   96,622   26,098    114,791    16,368  --     55,036      (6,219)     555,082
Allocated share of
Trust investment
activities........     (17,652)    4,826   133,869   48,774    9,048     20,094     2,284  187    (9,681)    (23,852)     167,897
                    ----------  --------  -------- --------  -------   --------   ------- ----  --------    --------   ----------
Total Additions...      55,210     5,602   312,617  145,396   35,146    134,885    18,652  187    45,355     (30,071)     722,979
                    ----------  --------  -------- --------  -------   --------   ------- ----  --------    --------   ----------
Less:
Distributions to
Participants......      79,183    10,000    42,055   73,693    5,558      4,100     1,664  --     25,070         --       241,323
  Interest on
  Notes Payable...         --        --        --       --       --         --        --   --        --       38,353       38,353
                    ----------  --------  -------- --------  -------   --------   ------- ----  --------    --------   ----------
Net Assets
Available for Plan
Benefits,
December 31, 1996.  $1,052,299  $119,638  $761,227 $826,463  $82,348   $199,299   $58,275 $187  $455,081    $ 93,129   $3,647,946
                    ==========  ========  ======== ========  =======   ========   ======= ====  ========    ========   ==========


  The accompanying notes are an integral part of these financial statements.

                       BELLSOUTH RETIREMENT SAVINGS PLAN

    STATEMENT OF CHANGES IN NET ASSETS AVAILABLEFOR PLAN BENEFITS WITH FUND
                                  INFORMATION

                         YEAR ENDED DECEMBER 31, 1995
                                (IN THOUSANDS)

                                                                                            EMPLOYEE STOCK
                    BELLSOUTH             INDEXED  INTEREST            MUTUAL               OWNERSHIP PLAN
                      STOCK       BOND     STOCK    INCOME  BALANCED    FUND      LOAN   ----------------------
                       FUND       FUND      FUND     FUND     FUND   INVESTMENTS  FUND   ALLOCATED  UNALLOCATED   TOTAL
                    ----------  --------  -------- -------- -------- ----------- ------- ---------  ----------- ----------
Net Assets
Available for Plan
Benefits,
December 31, 1994.  $  775,501  $110,380  $336,907 $693,284 $26,311    $31,601   $28,858 $233,325    $(44,022)  $2,192,145
                    ----------  --------  -------- -------- -------    -------   ------- --------    --------   ----------
Employee Contribu-
tions.............      35,329     7,175    33,282   44,854   4,683        --        752      --          --       126,075
Transfer of par-
ticipants' bal-
ances--net........    (107,464)   (1,145)   21,487   37,729  15,265     28,348     9,000      --          --         3,220
Employing company
contributions.....         --        --        --       --      --         --        --     7,217         --         7,217
Supplemental con-
tributions........         --        --        --       --      --         --        --       --       41,313       41,313
Allocation of
shares to partici-
pants.............         --        --        --       --      --         --        --    49,927     (49,927)         --
Transfer of loan
repayment.........         --        --        --       --      --         --        --    (8,701)      8,701          --
                    ----------  --------  -------- -------- -------    -------   ------- --------    --------   ----------
Total
Contributions,
Allocations and
Transfers.........     (72,135)    6,030    54,769   82,583  19,948     28,348     9,752   48,443          87      177,825
Allocated share of
Trust investment
activities........     439,651    16,168   127,372   51,877   8,794      8,567     2,763  165,489     246,577    1,067,258
                    ----------  --------  -------- -------- -------    -------   ------- --------    --------   ----------
Total Additions...     367,516    22,198   182,141  134,460  28,742     36,915    12,515  213,932     246,664    1,245,083
                    ----------  --------  -------- -------- -------    -------   ------- --------    --------   ----------
Less:
Distributions to
Participants......      66,745     8,542    28,383   72,984   2,293          2        86   12,461         --       191,496
  Interest on
  Notes Payable...         --        --        --       --      --         --        --       --       41,089       41,089
                    ----------  --------  -------- -------- -------    -------   ------- --------    --------   ----------
Net Assets Avail-
able for Plan Ben-
efits,
December 31, 1995.  $1,076,272  $124,036  $490,665 $754,760 $52,760    $68,514   $41,287 $434,796    $161,553   $3,204,643
                    ==========  ========  ======== ======== =======    =======   ======= ========    ========   ==========

  The accompanying notes are an integral part of these financial statements.

                       BELLSOUTH RETIREMENT SAVINGS PLAN

    STATEMENT OF CHANGES IN NET ASSETS AVAILABLEFOR PLAN BENEFITS WITH FUND
                                  INFORMATION

                         YEAR ENDED DECEMBER 31, 1994
                                (IN THOUSANDS)

                                                                                                EMPLOYEE STOCK
                     BELLSOUTH            INDEXED   INTEREST              MUTUAL                OWNERSHIP PLAN
                       STOCK      BOND     STOCK     INCOME   BALANCED     FUND      LOAN    ----------------------
                       FUND       FUND      FUND      FUND      FUND    INVESTMENTS  FUND    ALLOCATED  UNALLOCATED   TOTAL
                     ---------  --------  --------  --------  --------  ----------- -------  ---------  ----------- ----------
Net Assets
Available for Plan
Benefits,
December 31, 1993..  $723,567   $137,336  $332,913  $646,106  $   --      $   --    $29,884  $201,606    $  1,724   $2,073,136
                     --------   --------  --------  --------  -------     -------   -------  --------    --------   ----------
Employee Contribu-
tions..............    39,344     11,494    38,628    97,395    6,905         --      1,882       --          --       195,648
Transfer of partic-
ipants' balances--
net................    61,315    (30,649)  (22,786)  (49,799)  21,482      31,661    (2,677)      --          --         8,547
Employing company
contributions......       --         --        --        --       --          --        --     13,771         --        13,771
Supplemental con-
tributions.........       --         --        --        --       --          --        --        --       39,652       39,652
Allocation of
shares to partici-
pants..............       --         --        --        --       --          --        --     42,016     (42,016)         --
Transfer of loan
repayment..........       --         --        --        --       --          --        --     (6,709)      6,709          --
                     --------   --------  --------  --------  -------     -------   -------  --------    --------   ----------
Total
Contributions,
Allocations and
Transfers..........   100,659    (19,155)   15,842    47,596   28,387      31,661      (795)   49,078       4,345      257,618
Allocated share of
Trust investment
activities.........   (11,466)       145     5,189    44,085     (311)        --      1,445    (6,452)     (6,650)      25,985
                     --------   --------  --------  --------  -------     -------   -------  --------    --------   ----------
Total Additions....    89,193    (19,010)   21,031    91,681   28,076      31,661       650    42,626      (2,305)     283,603
                     --------   --------  --------  --------  -------     -------   -------  --------    --------   ----------
Less: Distributions
to Participants....    37,259      7,946    17,037    44,503    1,765          60     1,676    10,907         --       121,153
  Interest on Notes
  Payable..........       --         --        --        --       --          --        --        --       43,441       43,441
                     --------   --------  --------  --------  -------     -------   -------  --------    --------   ----------
Net Assets
Available for Plan
Benefits,
December 31, 1994..  $775,501   $110,380  $336,907  $693,284  $26,311     $31,601   $28,858  $233,325    $(44,022)  $2,192,145
                     ========   ========  ========  ========  =======     =======   =======  ========    ========   ==========

  The accompanying notes are an integral part of these financial statements.

                       BELLSOUTH RETIREMENT SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

1. PLAN DESCRIPTION (WHOLE DOLLARS)

GENERAL

  The following description of the BellSouth Retirement Savings Plan (the
Plan), formerly the BellSouth Management Savings and Employee Stock Ownership Plan, provides only general information. For additional information, participants should refer to the Plan Prospectus/Summary Plan Description, as supplemented (SPD). A copy of the SPD can be obtained by calling the BellSouth Participant Service Center at 1-800-995-1000 or 1-615-333-9000 via company telephone. In addition, copies of the Plan agreement and other related documents which include details of the Plan can be obtained by writing to:
Secretary, BellSouth Savings Plan Committee, Room 13C09, 1155 Peachtree Street, N.E., Atlanta, Georgia 30309-3610.

  The Plan was established by BellSouth Corporation (BellSouth) to provide a convenient way for employees to save for their retirement on a long-term basis and to acquire an ownership interest in BellSouth. The Plan consists of two parts: one is a profit sharing plan which includes a qualified cash or deferred arrangement and which is intended to qualify as such under sections 401(a), 401(k) and 401(m) and related sections of the Internal Revenue Code of 1986, as amended (the Code); the second part is an employee stock ownership plan (ESOP) which is designed as a stock bonus plan to invest primarily in shares of BellSouth common stock and which is intended to qualify under sections 401(a), 401(m) and 4975(e)(7) and related sections of the Code. The Plan covers all full- and part-time employees of participating BellSouth companies who are not covered by a collective bargaining agreement, have attained the age of 21, and have completed at least six months of service. The Plan is subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA).

PLAN MERGER, AMENDMENT AND RESTATEMENT

  Prior to April 1, 1996, the Plan operated as the BellSouth Management Savings and Employee Stock Ownership Plan. Effective April 1, 1996, the Plan was renamed; at the same time, another Company plan, the BellSouth Enterprises Retirement Savings Plan (RSP), was merged with and into the Plan.

  Participants of the former RSP became participants in the Plan on April 1, 1996. These participants were credited with beginning account balances in the Plan which equalled their March 31, 1996 ending account balances within the RSP. As a result, both participant account and investment activity which occurred within the RSP prior to April 1, 1996 are excluded from the accompanying financial statements.

  Effective July 1, 1996, the Plan document was amended and restated. Significant changes included a change in investment valuation methods (see below) and changes to various service functions provided by Bankers Trust Company, the Plan's service provider.

MASTER TRUST

  For investment purposes, the assets of the Plan are held in the BellSouth Master Savings Trust (the Master Savings Trust). In addition, the Master Savings Trust also holds all assets of the BellSouth Savings and Security Plan
(SSP). Prior to its merger with the Plan, assets of the RSP were also held by the Master Savings Trust.

  At December 31, 1996, the Plan's assets were comprised of the following investment vehicles: BellSouth Stock Fund, Bond Fund, Indexed Stock Fund, Interest Income Fund, Balanced Fund and Mutual Fund Investments which include the Berger 100 Fund, DFA International Value II Fund, DFA U.S. Large Cap Value II Fund, DFA U.S. Small Cap Value II Fund, American Century/Twentieth Century Growth Investors Fund, and Fidelity Growth and Income Portfolio.

  At December 31, 1996 and 1995, the Plan's assets are significantly concentrated in shares of BellSouth common stock which is subject to industry and economic fluctuations.

  Effective July 8, 1996, all investments are valued on a daily basis. Prior to this date, all Plan investment funds other than the mutual fund investments were valued on a monthly basis. Since they were added as investment options, the mutual fund investments have been valued on a daily basis.

                       BELLSOUTH RETIREMENT SAVINGS PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

1. PLAN DESCRIPTION (CONTINUED)--

  Prior to July 8, 1996, the assets of the Berger 100 Fund, American Century/Twentieth Century Growth Investors Fund, and the three DFA Funds were contained within a Mutual Fund Window account. In conjunction with the conversion of investment valuation to a daily basis, these mutual funds were established as separate investment funds. For further discussion, see Note 3. Also, on July 8, 1996, the Fidelity Growth and Income Portfolio was added as a new investment option.

VESTING

  Participants are 100% vested immediately in all contributions.

PARTICIPANT LOANS

  Participants may borrow from their fund accounts a minimum of $1,000 up to the lesser of $50,000 or 50 percent of their before-tax account balance as defined by the Plan document and any amounts rolled over to the Plan from another qualified plan. Loan balances are secured by the balance in the participant's account and bear interest at various rates which ranged from 7.0% to 12.5% at December 31, 1996. Principal and interest is paid ratably through periodic payroll deductions.

SERVICE PROVIDER

  Bankers Trust Company is the Trustee for the Master Savings Trust. Bankers Trust Company also serves as the recordkeeper and service center provider for the Plan.

2. ACCOUNTING POLICIES

  The financial statements of the Plan have been prepared in accordance with generally accepted accounting principles under the accrual method of accounting. Such financial statements include estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the amounts of revenues and expenses. Actual results could differ from those estimates. Certain amounts in prior period financial statements have been reclassified to conform to the current year's presentation.

  With respect to the statements of changes in net assets available for plan benefits for the years presented, allocated share of Trust investment activities includes the sum of realized gains, net of realized losses, the net change in unrealized appreciation/(depreciation) on the fair value of the investments, interest income, dividends, and investment manager fees paid by the Master Savings Trust.

  The values of investments in the Master Savings Trust are determined as follows:

  . Shares of BellSouth common stock and other securities listed on a national stock exchange are valued on the basis of the closing price per share on December 31, 1996 and December 31, 1995, as reported on the New York Stock Exchange composite tape or, if no sales were made on that date, at the closing price on the next preceding day on which sales were made;

  . Over-the-counter securities and government obligations are valued based on the bid prices on December 31, 1996 and 1995 from published sources where available and, if not available, from other sources considered reliable; and

  . Contracts with insurance companies are valued at principal plus reinvested interest.

  Purchases and sales of securities are reflected as of the trade date.

  Realized gains and losses on sales of investments are determined on the basis of average cost.

  Dividend income is recognized on the ex-dividend date. Interest earned on investments is recognized on the accrual basis.

                       BELLSOUTH RETIREMENT SAVINGS PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

3. MUTUAL FUND INVESTMENTS

MUTUAL FUND WINDOW

  During 1994, the Berger 100 Fund, the American Century/Twentieth Century Growth Investors Fund, and the three DFA mutual funds were established as investment options. Amounts could only be directed to these mutual fund investments through transfers from the other core funds. Liquidation of these mutual funds as a result of changing investment elections, transfers or participant withdrawals could occur on any day. However, the five core funds in the Plan (BellSouth Stock Fund, Bond Fund, Indexed Stock Fund, Interest Income Fund, and Balanced Fund) were still valued on a monthly basis. As a result, a "Mutual Fund Window" or MFW was established. The MFW consisted of the five mutual funds and a temporary holding account into which any funds, generated as a result of mutual fund liquidations during a month, would be placed and held until the end of the month. At the end of the month, transfers out of the MFW would be effected with the five core funds, valued and recorded according to the month-end unit value of the core fund(s).

  As discussed in Note 1, on July 8, 1996 the Plan converted to a daily valuation basis for all of its investment options. This allowed transactions between the mutual funds and the five core funds to be effected and recorded on the same day at any time during the month. As a result, subsequent to that date, the MFW was eliminated and separate investment accounts for each mutual fund were maintained. With the elimination of the MFW, participants were allowed to make contributions directly to the mutual fund investments. Assets held in the MFW and subsequently in these individual fund accounts are collectively included in "Mutual Fund Investments" in the accompanying financial statements of the Plan. Also, on July 8, 1996, the Fidelity Growth and Income Portfolio was added as a new investment option.

  Net assets available for plan benefits by fund for Mutual Fund Investments at December 31, 1996 are as follows:

                                                                                 AMERICAN
                                                                                 CENTURY/
                                                                                 TWENTIETH
                                                                                  CENTURY  FIDELITY
                                          DFA           DFA            DFA        GROWTH   GROWTH &        MUTUAL FUND
                          BERGER 100 INTERNATIONAL U.S. LARGE CAP U.S. SMALL CAP INVESTORS  INCOME         INVESTMENTS
                             FUND    VALUE II FUND VALUE II FUND  VALUE II FUND    FUND    PORTFOLIO OTHER    TOTAL
                          ---------- ------------- -------------- -------------- --------- --------- ----- -----------
         ASSETS
Allocated share of trust
 net assets.............   $39,771      $27,939       $19,502        $39,643      $15,054   $55,838  $408   $198,155
Contributions
 receivable.............        55           48            24             76           22       164   --         389
Fund, BellSouth Savings
 and Security Plan and
 other transfers
 receivable--net........       --            35           183            287           29       615   --       1,149
                           -------      -------       -------        -------      -------   -------  ----   --------
  Total Assets..........    39,826       28,022        19,709         40,006       15,105    56,617   408    199,693
                           -------      -------       -------        -------      -------   -------  ----   --------
      LIABILITIES
Distributions payable...       --           --            --               2            6       --      2         10
Fund, BellSouth Savings
 and Security Plan and
 other transfers
 payable--net...........        21          --            --             --           --        --    363        384
                           -------      -------       -------        -------      -------   -------  ----   --------
  Total Liabilities.....        21          --            --               2            6       --    365        394
                           -------      -------       -------        -------      -------   -------  ----   --------
Net Assets Available for
 Plan Benefits..........   $39,805      $28,022       $19,709        $40,004      $15,099   $56,617  $ 43   $199,299
                           =======      =======       =======        =======      =======   =======  ====   ========

                       BELLSOUTH RETIREMENT SAVINGS PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)
3. MUTUAL FUND INVESTMENTS (CONTINUED)--

  Net assets available for plan benefits by fund for Mutual Fund Investments at December 31, 1995 are as follows:

                                                                                     AMERICAN
                                                                                     CENTURY/
                                          DFA           DFA            DFA       TWENTIETH CENTURY MUTUAL FUND
                          BERGER 100 INTERNATIONAL U.S. LARGE CAP U.S. SMALL CAP GROWTH INVESTORS  INVESTMENTS
                             FUND    VALUE II FUND VALUE II FUND  VALUE II FUND        FUND           TOTAL
                          ---------- ------------- -------------- -------------- ----------------- -----------
         ASSETS
Allocated share of trust
 net assets.............   $25,281      $13,031        $5,958        $11,858          $9,390         $65,518
Contributions receiv-
 able...................       --           --            --             --              --              --
Fund, BellSouth Savings
 and Security Plan,
 BellSouth Enterprises
 Retirement Savings Plan
 and other transfers
 receivable--net........       568          822           310            718             580           2,998
                           -------      -------        ------        -------          ------         -------
  Total Assets..........    25,849       13,853         6,268         12,576           9,970          68,516
                           -------      -------        ------        -------          ------         -------
      LIABILITIES
Distributions payable...       --             2           --             --              --                2
Fund, BellSouth Savings
 and Security Plan,
 BellSouth Enterprises
 Retirement Savings Plan
 and other transfers
 payable--net...........       --           --            --             --              --              --
                           -------      -------        ------        -------          ------         -------
  Total Liabilities.....       --             2           --             --              --                2
                           -------      -------        ------        -------          ------         -------
Net Assets Available for
 Plan Benefits..........   $25,849      $13,851        $6,268        $12,576          $9,970         $68,514
                           =======      =======        ======        =======          ======         =======

                       BELLSOUTH RETIREMENT SAVINGS PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

3. MUTUAL FUND INVESTMENTS (CONTINUED)--

  Changes in net assets available for plan benefits by fund for Mutual Fund Investments for the year ended December 31, 1996 are as follows:

                                                                            AMERICAN CENTURY/ FIDELITY
                                     DFA           DFA            DFA       TWENTIETH CENTURY GROWTH &         MUTUAL FUND
                     BERGER 100 INTERNATIONAL U.S. LARGE CAP U.S. SMALL CAP GROWTH INVESTORS   INCOME          INVESTMENTS
                        FUND    VALUE II FUND VALUE II FUND  VALUE II FUND        FUND        PORTFOLIO OTHER     TOTAL
                     ---------- ------------- -------------- -------------- ----------------- --------- -----  -----------
Net Assets Avail-
 able for Plan Ben-
 efits, December
 31, 1995..........   $25,849      $13,851       $ 6,268        $12,576          $ 9,970       $   --   $--     $ 68,514
                      -------      -------       -------        -------          -------       -------  ----    --------
Employee Contribu-
 tions.............     1,483        1,235           812          1,486              722         3,952             9,690
Transfer-in of
 merged plan as-
 sets--net.........     4,544        2,839           616          2,796            1,423           --    --       12,218
Transfer of partic-
 ipants' balances--
 net...............     4,004        8,797         9,349         18,305            1,923        50,569   (64)     92,883
                      -------      -------       -------        -------          -------       -------  ----    --------
Total Contribu-
 tions, Allocations
 and Transfers.....    10,031       12,871        10,777         22,587            4,068        54,521   (64)    114,791
Allocated share of
 Trust investment
 activities........     5,170        1,760         2,966          5,395            1,544         3,140   119      20,094
                      -------      -------       -------        -------          -------       -------  ----    --------
Total Additions....    15,201       14,631        13,743         27,982            5,612        57,661    55     134,885
                      -------      -------       -------        -------          -------       -------  ----    --------
Less: Distributions
    to
    Participants...     1,245          460           302            554              483         1,044    12       4,100
                      -------      -------       -------        -------          -------       -------  ----    --------
Net Assets
 Available for Plan
 Benefits, December
 31, 1996..........   $39,805      $28,022       $19,709        $40,004          $15,099       $56,617  $ 43    $199,299
                      =======      =======       =======        =======          =======       =======  ====    ========

                       BELLSOUTH RETIREMENT SAVINGS PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

3. MUTUAL FUND INVESTMENTS (CONTINUED)--

  Changes in net assets available for plan benefits by fund for Mutual Fund Investments for the year ended December 31, 1995 are as follows:

                                                                                 AMERICAN CENTURY/
                                          DFA           DFA            DFA       TWENTIETH CENTURY MUTUAL FUND
                          BERGER 100 INTERNATIONAL U.S. LARGE CAP U.S. SMALL CAP GROWTH INVESTORS  INVESTMENTS
                             FUND    VALUE II FUND VALUE II FUND  VALUE II FUND        FUND           TOTAL
                          ---------- ------------- -------------- -------------- ----------------- -----------
Net Assets Available for
 Plan Benefits, December
 31, 1994...............   $14,719      $ 6,687        $1,153        $ 5,294          $3,748         $31,601
                           -------      -------        ------        -------          ------         -------
Employee Contributions..       --           --            --             --              --              --
Transfer of partici-
 pants' balances--net...     7,232        6,059         4,371          5,324           5,362          28,348
                           -------      -------        ------        -------          ------         -------
Total Contributions, Al-
 locations and Trans-
 fers...................     7,232        6,059         4,371          5,324           5,362          28,348
Allocated share of Trust
 investment activities..     3,898        1,107           744          1,958             860           8,567
                           -------      -------        ------        -------          ------         -------
Total Additions.........    11,130        7,166         5,115          7,282           6,222          36,915
                           -------      -------        ------        -------          ------         -------
Less: Distributions to
    Participants........       --             2           --             --              --                2
                           -------      -------        ------        -------          ------         -------
Net Assets Available for
 Plan Benefits, December
 31, 1995...............   $25,849      $13,851        $6,268        $12,576          $9,970         $68,514
                           =======      =======        ======        =======          ======         =======

  Changes in net assets available for plan benefits by fund for Mutual Fund Investments for the year ended December 31, 1994 are as follows:

                                                                                 AMERICAN CENTURY/
                                          DFA           DFA            DFA       TWENTIETH CENTURY MUTUAL FUND
                          BERGER 100 INTERNATIONAL U.S. LARGE CAP U.S. SMALL CAP GROWTH INVESTORS  INVESTMENTS
                             FUND    VALUE II FUND VALUE II FUND  VALUE II FUND        FUND           TOTAL
                          ---------- ------------- -------------- -------------- ----------------- -----------
Net Assets Available for
 Plan Benefits, December
 31, 1993...............   $   --       $  --          $  --          $  --           $  --          $   --
                           -------      ------         ------         ------          ------         -------
Employee Contributions..       --          --             --             --              --              --
Transfer of partici-
 pants' balances--net...    14,720       6,688          1,153          5,352           3,748          31,661
                           -------      ------         ------         ------          ------         -------
Total Contributions, Al-
 locations and Trans-
 fers...................    14,720       6,688          1,153          5,352           3,748          31,661
Allocated share of Trust
 investment activities..       --          --             --             --              --              --
                           -------      ------         ------         ------          ------         -------
Total Additions.........    14,720       6,688          1,153          5,352           3,748          31,661
                           -------      ------         ------         ------          ------         -------
Less: Distributions to
    Participants........         1           1            --              58             --               60
                           -------      ------         ------         ------          ------         -------
Net Assets Available for
 Plan Benefits, December
 31, 1994...............   $14,719      $6,687         $1,153         $5,294          $3,748         $31,601
                           =======      ======         ======         ======          ======         =======

                       BELLSOUTH RETIREMENT SAVINGS PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)
4. UNITS OF THE PLAN (WHOLE DOLLARS)

  Participants in the Plan can direct their contributions among 11 investment options as described in Note 1. The interest of a participant in each type of investment of the Plan is represented by units as described in Section 8 of the Plan document. The units of the BellSouth Stock Fund, Bond Fund, Indexed Stock Fund and Interest Income Fund were reunitized or restated on January 1, 1994. Each fund was given a "new start" beginning with a unit value of $1.0000. At the same date the number of units credited to the participants' accounts was increased, so that the number of units owned equaled the dollar amount invested. In addition, the Balanced Fund was added as an investment option on January 1, 1994 and given a unit value of $1.0000.

  Prior to July 8, 1996, participant accounts and the related unit values for investments other than mutual funds were valued on a monthly basis. As previously discussed in Notes 1 and 3, the plan converted to a daily unit valuation method for all participant accounts and investments on July 8, 1996.

  The number and value of units for investments other than the Mutual Fund Investments as of December 31, 1996 and December 31, 1995 were as follows:

                               DECEMBER 31, 1996              DECEMBER 31, 1995
                         ------------------------------ ------------------------------
TYPE OF INVESTMENT       NUMBER OF UNITS VALUE PER UNIT NUMBER OF UNITS VALUE PER UNIT
------------------       --------------- -------------- --------------- --------------
BellSouth Stock Fund....   669,121,965      $1.5659       661,474,161      $1.6271
Bond Fund...............    99,790,033       1.1971       107,741,096       1.1512
Indexed Stock Fund......   443,980,017       1.7112       352,903,599       1.3904
Interest Income Fund....   678,111,231       1.2177       660,738,338       1.1423
Balanced Fund...........    57,850,389       1.4196        42,037,289       1.2551

                       BELLSOUTH RETIREMENT SAVINGS PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)
4. UNITS OF THE PLAN (WHOLE DOLLARS) (CONTINUED)--

  The number and value of units by month for each investment other than the Mutual Fund Investments during 1996 were as follows:

                                       BELLSOUTH STOCK FUND      BOND FUND
                                       -------------------- --------------------
                                        NUMBER OF   VALUE    NUMBER OF   VALUE
 1996                                     UNITS    PER UNIT    UNITS    PER UNIT
 ----                                  ----------- -------- ----------- --------
January............................... 665,653,239  1.6174  107,953,839  1.1573
February.............................. 671,161,822  1.5060  108,192,830  1.1439
March................................. 680,479,654  1.3989  105,111,499  1.1379
April................................. 760,387,352  1.5232  115,755,811  1.1339
May................................... 752,146,176  1.5472  114,386,330  1.1332
June.................................. 742,400,560  1.6146  113,200,430  1.1451
July.................................. 731,588,536  1.5779  110,765,583  1.1493
August................................ 740,243,270  1.3972  108,930,213  1.1477
September............................. 744,564,078  1.4257  105,521,947  1.1655
October............................... 715,985,481  1.5821  102,665,516  1.1887
November.............................. 694,121,202  1.5679  100,977,990  1.2067
December.............................. 669,121,965  1.5659   99,790,033  1.1971


                                        INDEXED STOCK FUND  INTEREST INCOME FUND
                                       -------------------- --------------------
                                        NUMBER OF   VALUE    NUMBER OF   VALUE
 1996                                     UNITS    PER UNIT    UNITS    PER UNIT
 ----                                  ----------- -------- ----------- --------
January............................... 357,648,575  1.4386  629,379,197  1.1485
February.............................. 363,434,554  1.4515  612,331,846  1.1544
March................................. 363,420,406  1.4657  586,959,864  1.1608
April................................. 431,141,498  1.4875  649,293,046  1.1670
May................................... 435,160,949  1.5247  645,983,277  1.1733
June.................................. 436,939,613  1.5308  648,104,415  1.1795
July.................................. 434,722,870  1.4644  655,393,190  1.1857
August................................ 439,799,850  1.4945  644,122,735  1.1919
September............................. 439,214,819  1.5790  638,079,612  1.1985
October............................... 438,021,173  1.6231  651,744,299  1.2049
November.............................. 445,080,413  1.7461  659,271,798  1.2109
December.............................. 443,980,017  1.7112  678,111,231  1.2177
                                          BALANCED FUND
                                       --------------------
                                        NUMBER OF   VALUE
 1996                                     UNITS    PER UNIT
 ----                                  ----------- --------
January...............................  46,160,739  1.2850
February..............................  48,660,789  1.2756
March.................................  51,073,194  1.2764
April.................................  57,229,648  1.2791
May...................................  57,180,802  1.2917
June..................................  56,949,644  1.3049
July..................................  56,325,144  1.2784
August................................  58,487,305  1.2897
September.............................  57,178,476  1.3382
October...............................  57,032,853  1.3729
November..............................  57,104,593  1.4392
December..............................  57,850,389  1.4196

  The values of mutual fund investments, all of which are traded on a national securities exchange, are based on published daily closing net asset values as reported by the respective securities exchange.

                       BELLSOUTH RETIREMENT SAVINGS PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)
4. UNITS OF THE PLAN (CONTINUED)--

  At December 31, 1996, the number of participants currently contributing to the Plan by investment direction as described in Section 7 of the Plan document was as follows:

                                                                        NO.
                          FUND DESCRIPTION                          PARTICIPANTS
                          ----------------                          ------------
   Entirely in BellSouth Stock Fund...............................      4,013
   Entirely in Bond Fund..........................................        192
   Entirely in Indexed Stock Fund.................................      3,023
   Entirely in Interest Income Fund...............................      2,448
   Entirely in Balanced Fund......................................        190
   Entirely in Fidelity Growth and Income Portfolio...............        124
   Eighty percent in BellSouth Stock Fund, Twenty percent in In-
    dexed Stock Fund..............................................        107
   Seventy percent in BellSouth Stock Fund, Thirty percent in In-
    dexed Stock Fund..............................................        101
   Sixty percent in BellSouth Stock Fund, Forty percent in Indexed
    Stock Fund....................................................        119
   Forty percent in BellSouth Stock Fund, Sixty percent in Indexed
    Stock Fund....................................................        100
   Thirty percent in BellSouth Stock Fund, Seventy percent in In-
    dexed Stock Fund..............................................        139
   Twenty percent in BellSouth Stock Fund, Eighty percent in In-
    dexed Stock Fund..............................................        111
   Equally in BellSouth Stock Fund and Bond Fund..................        237
   Equally in BellSouth Stock Fund and Indexed Stock Fund.........      1,541
   Equally in BellSouth Stock Fund and Interest Income Fund.......      1,058
   Equally in BellSouth Stock Fund and Balanced Fund..............        103
   Equally in Bond Fund and Indexed Stock Fund....................        298
   Equally in Indexed Stock Fund and Interest Income Fund.........        724
   Equally in Indexed Stock Fund and Balanced Fund................        347
   Equally in Indexed Stock Fund and Fidelity Growth and Income
    Portfolio.....................................................        157
   Equally in BellSouth Stock Fund, Bond Fund and Indexed Stock
    Fund..........................................................        106
   Equally in BellSouth Stock Fund, Indexed Stock Fund and
    Interest Income Fund..........................................        215
   Various Fund combinations*.....................................      6,922
                                                                       ------
     Total Participants...........................................     22,375
                                                                       ======

--------
* Includes all other investment directions having less than 100 participants.

  All employing company contributions are made either to the ESOP or, for certain Plan participants who were formerly participants in the RSP, to the BellSouth Stock Fund. As such, all employees currently contributing to the Plan are participants in either the ESOP or the BellSouth Stock Fund. For more information, refer to Schedule A of the Plan Document.

5. CONTRIBUTIONS

  For the year ended December 31, 1996, employee contributions to the Plan were recorded based upon authorized before-tax or after-tax basic contributions of up to 6% and before-tax or after-tax supplemental contributions of not more than 9% of compensation for employees electing the maximum 6% basic contribution. Total before-tax and after-tax contributions could not exceed 15% of compensation. Before January 1, 1996, the total of before-tax basic and supplemental contributions could not exceed 12% of compensation.

  As discussed in Section 3 of the Plan document, participants may also rollover amounts into the Plan from other qualified plans.

  The employing company makes contributions to the ESOP or the BellSouth Stock Fund as appropriate in respect of each participant's authorized basic contribution. The rate of the employing company matching contribution remains in effect for a twelve month period from April 1 through March 31. Employing company matching contribution rates for the three years ended December 31, 1996 were as follows:

                                                                  1996 1995 1994
                                                                  ---- ---- ----
      January-March.............................................. 74%  81%  64%
      April-December............................................. 80%  74%  81%

                       BELLSOUTH RETIREMENT SAVINGS PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

6. PLAN EXPENSES

  Each participant of the Plan is charged a flat annual fee for Plan administrative expenses, including recordkeeping, trustee, and other expenses considered reasonable by the Plan administrator. The fee is divided on a pro rata basis among each investment option of the participant. The per-participant fee for 1996, 1995 and 1994 was $26.40, $22.00 and $22.00,
respectively. Additional fees are also charged to individual participants for various services provided by the Plan's recordkeeper and the BellSouth Participant Service Center.

  Investment manager fees are paid by the Master Savings Trust. Investment manager fees, included in allocated share of Trust investment activities in the statements of changes in net assets available for plan benefits for the years presented, were as follows:

                                                                  1996 1995 1994
                                                                  ---- ---- ----
Bond Fund........................................................ $367 $275 $286
Indexed Stock Fund...............................................  138  107  100
Interest Income Fund.............................................  346  337  317
Balanced Fund....................................................   71   37   24
                                                                  ---- ---- ----
                                                                  $922 $756 $727
                                                                  ==== ==== ====

  For the Mutual Fund Investments, investment manager fees are not paid directly from the Master Savings Trust. However, these investments are subject to "expense ratios" which reduce the overall return of the respective mutual fund. Expense ratios, expressed in percentage terms, which were assessed against the Mutual Fund Investments by their respective managers during 1996 were as follows:

                                                                       FOR THE
                                                                      YEAR ENDED
                                                                       DECEMBER
                                                                       31, 1996
                                                                      ----------
Berger 100 Fund......................................................   1.42%
DFA International Value II Fund......................................   0.86%
DFA U.S. Large Cap Value II Fund.....................................   0.82%
DFA U.S. Small Cap Value II Fund.....................................   0.85%
American Century/Twentieth Century Growth Investors Fund.............   1.00%
Fidelity Growth & Income Portfolio...................................   0.74%

  For the three years ended December 31, 1996, no fees were paid to investment managers for management of the BellSouth Stock Fund.

7. TAX STATUS

  The Internal Revenue Service has determined and informed the Company by letter dated January 11, 1996, that the Plan and related trust meet the requirements of Section 401(a) of the Code and are exempt from federal income taxes under Section 501(a) of the Code.

  As discussed in Note 1, the Plan document was amended and restated in July of 1996. BellSouth is currently in the process of requesting a new determination letter and believes that the Plan, in its current form, will maintain its tax exempt status. Therefore, no provision for income taxes has been included in the Plan's financial statements.

  For information on the federal income tax effects on the employee with respect to the Plan, participants should refer to the SPD.

                       BELLSOUTH RETIREMENT SAVINGS PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

8. TERMINATION PRIORITIES

  BellSouth intends to continue the Plan indefinitely but reserves the right to terminate or amend it. In the event the Plan is terminated, subject to conditions set forth in ERISA, participants will receive written notification of plan termination at least 30 days in advance. The participant may then elect to leave all units in his/her account until they leave the Company or take a lump sum distribution of the value of his/her units.

9. INTEREST IN BELLSOUTH MASTER SAVINGS TRUST

  The assets of the Plan are held in the Master Savings Trust. At December 31, 1996, the assets of the Plan are commingled with the assets of the BellSouth Savings and Security Plan. Prior to April 1, 1996, the Plan's assets were also commingled with the assets of the RSP, which was merged with and into the Plan on April 1, 1996. The assets of the BellSouth Employee Stock Ownership Plan (PAYSOP) are held in a sub-trust of the Master Savings Trust. This sub-trust is not included in the following Master Savings Trust information.

  The Plan's allocated share of the total net assets of all funds in the Master Savings Trust at December 31, 1996 and 1995 was 67.7572% and 59.3661%, respectively. The Plan's allocated share of the net assets of each fund in the Master Savings Trust at December 31, 1996 and 1995 were as follows:

                                                              1996      1995
                                                            --------- ---------
   BellSouth Stock Fund.................................... 53.08833% 47.80304%
   Bond Fund............................................... 94.49191% 84.69528%
   Indexed Stock Fund...................................... 88.12704% 77.59665%
   Interest Income Fund.................................... 71.05430% 65.65475%
   Balanced Fund........................................... 84.53626% 79.25020%
   Berger 100 Fund......................................... 72.14168% 71.62076%
   DFA International Value II Fund......................... 89.86031% 80.31166%
   DFA U.S. Large Cap Value II Fund........................ 77.72083% 73.87562%
   DFA U.S. Small Cap Value II Fund........................ 84.49196% 77.37780%
   American Century/Twentieth Century Growth Investors
    Fund................................................... 72.15016% 71.27286%
   Fidelity Growth & Income Portfolio...................... 74.72260%       --
   Loan Fund............................................... 76.47949% 71.20703%
   Other................................................... 76.66749%       --

                       BELLSOUTH RETIREMENT SAVINGS PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

9. INTEREST IN BELLSOUTH MASTER SAVINGS TRUST (CONTINUED)--

  The financial position of the Master Savings Trust at December 31, 1996 and 1995 was as follows:

                                                            1996       1995
                                                            ----       ----
Assets: Investment at value:
 BellSouth Stock Fund:
  Shares of BellSouth common stock...................... $2,009,039 $2,216,148
  Temporary cash investments............................        490     33,313
 Bond Fund:
  Securities............................................    121,647    139,775
  Temporary cash investments............................      4,223      2,302
 Indexed Stock Fund:
  Equity Index Fund.....................................    862,465    630,335
  Temporary cash investments............................         86      3,035
 Interest Income Fund:
  Contracts.............................................  1,088,329  1,182,614
  Temporary cash investments............................     46,790     14,514
 Balanced Fund:
  Securities............................................     86,837     36,043
  Temporary cash investments............................     10,116     28,185
 Berger 100 Fund*:
  Securities............................................     55,121     34,304
  Temporary cash investments............................          8        --
 DFA International Value II Fund*:
  Securities............................................     31,884     16,020
 DFA U.S. Large Cap Value II Fund*:
  Securities............................................     26,424      7,801
 DFA U.S. Small Cap Value II Fund*:
  Securities............................................     48,291     15,151
  Temporary cash investments............................          2        --
 American Century/Twentieth Century Growth Investors
  Fund*:
  Securities............................................     20,883     12,920
 Fidelity Growth & Income Portfolio
  Securities............................................     75,746        --
  Temporary cash investments............................          2        --
 Mutual Fund Window:
  Temporary cash investments............................        856      1,800
 Loan Fund:
  Loans to participants.................................     73,981     59,432
  Temporary cash investments............................        141         39
 Contribution Account+
  Temporary cash investments............................        123        --
 Distribution Account+
  Temporary cash investments............................      6,831        --
 Expense Account+
  Temporary cash investments............................      1,505        --
 Distributable shares...................................        397      3,004
 Dividends and interest income receivable...............      2,346      2,516
 Receivable for investments sold........................     14,806      4,752
 Variation margin receivable............................         18         33
                                                         ---------- ----------
                                                         $4,589,387 $4,444,036
 Liabilities:
 Payable for investments purchased......................      7,182      4,741
 Variation margin payable...............................         95        --
 Administrative fees payable............................      1,040        648
                                                         ---------- ----------
 Trust net assets (excluding ESOP Trusts)...............  4,581,070  4,438,647

                       BELLSOUTH RETIREMENT SAVINGS PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

9. INTEREST IN BELLSOUTH MASTER SAVINGS TRUST (CONTINUED)--

                   1996       1995
                   ----       ----
Investment in
 ESOP Trusts:
 Shares of
  BellSouth
  common stock
  allocated to
  participants.    835,717    773,185
 Distributable
  shares.......         37        845
 Shares of
  BellSouth
  common stock
  held for fu-
  ture alloca-
  tion.........    707,649    871,871
 Temporary cash
  investments..     30,035     65,498
                ---------- ----------
 Total invest-
  ments........  6,154,508  6,150,046
Liabilities:
 Payable for
  investments
  purchased....        --      19,031
 Notes payable.    594,334    647,311
                ---------- ----------
 Trust net as-
  sets......... $5,560,174 $5,483,704
                ========== ==========
 Investments at
  cost......... $4,329,557 $4,091,362
                ========== ==========

--------
* Prior to 1996, this fund was included within the Mutual Fund Window. + These accounts are included as "Other" in the accompanying financial statements.

  Distributions payable in shares at year end are reclassed from BellSouth common stock and ESOP--BellSouth common stock held for future allocation to the respective "Distributable Shares" line.

  See Item 27a, BellSouth Master Savings Trust Schedule of Assets Held for Investment Purposes.

  Assets in the BellSouth Stock Fund, Bond Fund, Indexed Stock Fund, Mutual Fund Investments and some of the assets in the Balanced Fund are invested in securities which fluctuate in market value, and the values of the units fluctuate daily.

  Assets in the Interest Income Fund are invested in a number of investment contracts with diversified groups of high quality financial institutions. The value of the Interest Income Fund is based upon the principal invested and the interest credited, and the value of the units should increase as of the end of each day. Some of these contracts are unsecured, general obligations of such companies. Their security is subject to the ability of the insurance companies or other financial institutions to repay their debts generally as they come due. Other contracts are backed specifically by high quality, fixed income assets. Therefore, many of the new investment contracts have the underlying assets held in a separate account of an insurance company or in a trust fund. These assets are protected from the general creditors of the contract issuer.

  The contracts held by the Trust in the Interest Income Fund are considered fully benefit-responsive in accordance with AICPA Statement of Position 94-4. A fully benefit-responsive investment contract provides a liquidity guarantee by a financially responsible third party of principal and previously accrued interest for liquidations, transfers, loans or hardship withdrawals initiated by plan participants exercising their rights to withdraw, borrow or transfer funds under the terms of the ongoing plan. The fair value of these investment contracts as of December 31, 1996 and 1995 was $1,098,227 and $1,202,906,
respectively.

  The crediting interest rate at December 31, 1996 and 1995, was 6.57% and 6.75%, respectively. The average yield for the years ended December 31, 1996 and 1995, was 6.52% and 6.82%, respectively. Interest rates are reset on a semi-annual, quarterly or monthly basis, whereby, such rates are reset to move the current book value of these investments toward the projected future market value over the life of the contract.

  In three separate transactions during 1990, the BellSouth Management Savings and Employee Stock Ownership Plan Trust and the BellSouth Savings and Security ESOP Trust (the "ESOP Trusts") issued medium-term notes in the amounts of $550 million and $300 million, respectively, to fund the ESOP. Assets held in each investment fund of the Plan, other than the assets held by the ESOP Trusts described below, are unavailable to service the ESOP debt.

                       BELLSOUTH RETIREMENT SAVINGS PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)
9. INTEREST IN BELLSOUTH MASTER SAVINGS TRUST (CONTINUED)--

  Assets held by the ESOP Trusts are generally unavailable to satisfy claims of holders of debt securities issued by the ESOP Trusts to finance the acquisition of shares of BellSouth common stock for the benefit of ESOP participants. The debt securities are guaranteed by and are subject to direct recourse against BellSouth. BellSouth contributes to the Trusts an amount necessary, net of ESOP dividends and interest, to service the ESOP loan payments and to purchase any additional shares required to meet the match obligation. Such contributions are subject to the claims of such holders but are held at BellSouth and paid to the ESOP Trust twice yearly to fund, on a same day basis, required payments by the ESOP Trusts on the notes. Such contributions would not remain in the Plan Trusts unless there were a default on the debt securities by the ESOP Trustee after having received the required contributions from BellSouth. Therefore, holders of the debt securities should not rely on the assets of the ESOP Trusts in arriving at an investment decision with respect to the debt securities. For the years ended December 31, 1996 and 1995, BellSouth made cash contributions to the ESOP Trusts in the amount of $67,621 and $66,174 for the purpose of servicing the guaranteed debt, and cash contributions in the amount of $23,539 and $34,832 to purchase additional shares to meet the match obligations.

  A description of each debt issue is as follows:

  BellSouth Retirement Savings Employee Stock Ownership Plan Trust:

                   TITLE                      AMOUNT  INTEREST RATE   DUE DATE
                   -----                     -------- ------------- ------------
Amortizing Medium-Term Notes, Series A...... $275,000    9.125%     July 1, 2003
Amortizing Medium-Term Notes, Series A...... $275,000    9.19%      July 1, 2003
                                             --------
  Total..................................... $550,000

  BellSouth Savings and Security Employee Stock Ownership Plan Trust:

                   TITLE                      AMOUNT  INTEREST RATE   DUE DATE
                   -----                     -------- ------------- ------------
Amortizing Medium-Term Notes, Series A...... $300,000    9.125%     July 1, 2003

  Maturities of the ESOP Trusts' long-term debt outstanding at December 31, 1996 are as follows:

                     1997    1998    1999    2000    2001   THEREAFTER  TOTAL
                    ------- ------- ------- ------- ------- ---------- --------
Maturities......... $59,898 $67,418 $75,589 $84,470 $94,128  $212,831  $594,334
                    ======= ======= ======= ======= =======  ========  ========

  Investment activities of the Master Savings Trust are allocated to the Plan based upon the total of each individual plan participant's share of the Master Savings Trust investment activities during the period ended December 31, 1996.

  The Master Savings Trust investment activities for the years ended December 31, 1996, 1995 and 1994 were as follows:

                                                1996        1995       1994
                                              ---------  ----------  ---------
Investment Activities:
 Dividends on shares of BellSouth Corporation
  common stock............................... $ 129,554  $  123,588  $ 119,486
 Interest Income Fund income.................    69,519      77,893     69,048
 Other interest..............................    25,723      18,523     12,748
 Net change in unrealized
  appreciation/(depreciation) on investments.  (240,693)  1,581,522   (185,677)
 Net realized gain on investments............   153,494      62,815     14,693
 Investment Manager Fees.....................    (1,143)     (1,017)      (980)
                                              ---------  ----------  ---------
Net investment activities.................... $ 136,454  $1,863,324  $  29,318
                                              =========  ==========  =========

                         BELLSOUTH MASTER SAVINGS TRUST

                   EMPLOYER IDENTIFICATION NUMBER: 58-1533433

           ITEM 27A--SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                                 (IN THOUSANDS)

                                                         DECEMBER 31, 1996
                                                  -------------------------------
                                                  NUMBER OF
                                                  SHARES OR
                                                  PRINCIPAL             CARRYING
        NAME OF ISSUER AND TITLE OF ISSUE          AMOUNT      COST      VALUE
        ---------------------------------         --------- ---------- ----------
                              BELLSOUTH STOCK FUND
SHARES OF BELLSOUTH COMMON STOCK*#--99.9%........   49,616  $1,125,305 $2,009,436
                                                            ---------- ----------
TEMPORARY CASH INVESTMENTS--0.1%.................      256  $      488 $      490
                                                            ---------- ----------
  Total BellSouth Stock Fund--100%...............           $1,125,793 $2,009,926
                                                            ---------- ----------

                                   BOND FUND
U.S. GOVERNMENT TREASURY NOTES--56.9%
 U.S. Treasury Notes, 7.875%, 04/15/98........... $  2,250  $    2,326 $    2,309
 U.S. Treasury Notes, 8.250%, 07/15/98........... $    475  $      493 $      492
 U.S. Treasury Notes, 6.875%, 07/31/99........... $  8,350  $    8,489 $    8,520
 U.S. Treasury Notes, 7.750%, 12/31/99........... $    950  $      995 $      994
 U.S. Treasury Notes, 7.125%, 02/29/00........... $  6,575  $    7,007 $    6,769
 U.S. Treasury Notes, 6.875%, 03/31/00........... $  7,850  $    8,300 $    8,027
 U.S. Treasury Notes, 6.250%, 05/31/00........... $  7,425  $    7,684 $    7,455
 U.S. Treasury Notes, 6.125%, 07/31/00........... $  8,400  $    8,707 $    8,400
 U.S. Treasury Notes, 6.500%, 08/15/05........... $  8,150  $    7,939 $    8,202
 U.S. Treasury Notes, 8.875%, 11/15/98........... $  2,250  $    2,414 $    2,367
 U.S. Treasury Notes, 8.500%, 02/15/00........... $  4,275  $    4,770 $    4,566
 U.S. Treasury Notes, 8.875%, 05/15/00........... $  2,550  $    2,899 $    2,763
 U.S. Treasury Notes, 8.750%, 08/15/00........... $  4,000  $    4,558 $    4,335
 U.S. Treasury Notes, 5.750%, 12/31/98........... $  6,375  $    6,371 $    6,360
                                                            ---------- ----------
                                                            $   72,952 $   71,559
                                                            ---------- ----------
U.S. GOVERNMENT TREASURY BONDS--18.4%
 U.S. Treasury Bonds, 11.625%, 11/15/04.......... $    600  $      799 $      792
 U.S. Treasury Bonds,  9.375%, 02/15/06.......... $ 11,000  $   12,334 $   13,238
 U.S. Treasury Bonds,  7.250%, 05/15/16.......... $  7,800  $    7,420 $    8,236
 U.S. Treasury Bonds,  7.500%, 11/15/16.......... $    825  $      869 $      893
                                                            ---------- ----------
                                                            $   21,422 $   23,159
                                                            ---------- ----------
FEDERAL AGENCY OBLIGATIONS--14.2%
 Federal Natl. Mtg. Assn., 5.375%, 01/13/98...... $  1,500  $    1,500 $    1,492
 Federal Home Ln. Bks., 6.06%, 10/02/97.......... $    580  $      581 $      580
 Federal Natl. Mtg. Assn., 5.92%, 04/03/98....... $  1,400  $    1,400 $    1,399
 Federal Natl. Mtg. Assn., 5.890%, 11/13/98...... $  2,500  $    2,500 $    2,495
 Government Natl. Mtg. Assn., 6.5%, 12/15/23..... $  2,581  $    2,418 $    2,477
 Government Natl. Mtg. Assn., 6.5%, 10/15/23..... $  2,776  $    2,606 $    2,664
 Government Natl. Mtg. Assn., 6.5%, 11/15/23..... $  1,435  $    1,329 $    1,377
 Government Natl. Mtg. Assn., 6.5%, 2/15/24...... $  2,680  $    2,500 $    2,572
 Government Natl. Mtg. Assn., 6.5%, 07/15/24..... $  2,824  $    2,688 $    2,775
                                                            ---------- ----------
                                                            $   17,522 $   17,831
                                                            ---------- ----------

                         BELLSOUTH MASTER SAVINGS TRUST

                   EMPLOYER IDENTIFICATION NUMBER: 58-1533433

     ITEM 27A--SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES--(CONTINUED)

                                 (IN THOUSANDS)

                                                             DECEMBER 31, 1996
                                                        ---------------------------
                                                        NUMBER OF
                                                        SHARES OR
                                                        PRINCIPAL          CARRYING
           NAME OF ISSUER AND TITLE OF ISSUE             AMOUNT     COST    VALUE
           ---------------------------------            --------- -------- --------

DOMESTIC CORPORATE OBLIGATIONS--7.2%
 Cleveland Elec. Illum. Co.
  9.450%, 12/01/97..................................... $  1,000  $  1,091 $  1,026
 Philadelphia Elec. Co.
  5.375%, 08/15/98..................................... $  1,300  $  1,287 $  1,284
 Virginia Elec. & Pwr Co.
  6.350%, 06/08/98..................................... $  1,000  $  1,004 $  1,005
 AMR Corp Del.
  7.470%, 01/28/97..................................... $  1,000  $  1,014 $  1,001
 Ryder SYS Inc.
  7.50%, 04/29/98...................................... $    177  $    180 $    179
 USX-Marathon Group Inc.
  8.875%, 09/15/98..................................... $  1,000  $    998 $  1,018
 USX Corp
  6.375% 07/15/98...................................... $    350  $    352 $    349
 General Mtrs. Accept. Corp.
  6.900% 02/19/98...................................... $  3,200  $  3,233 $  3,236
                                                                  -------- --------
                                                                  $  9,159 $  9,098
                                                                  -------- --------
TEMPORARY CASH INVESTMENTS--3.3%.......................    2,208  $  4,215 $  4,223
                                                                  -------- --------
  Total Bond Fund--100.0%..............................           $125,270 $125,870
                                                                  -------- --------

                               INDEXED STOCK FUND

BANKERS TRUST PYRAMID EQUITY INDEX FUND*--99.9%........      507  $466,088 $862,465
                                                                  -------- --------
TEMPORARY CASH INVESTMENTS--0.1%.......................       45  $     86 $     86
                                                                  -------- --------
    Total Indexed Stock Fund--100.0%...................           $466,174 $862,551
                                                                  -------- --------

                              INTEREST INCOME FUND

ANNUITY CONTRACTS WITH INSURANCE COMPANIES--95.9%+
 Aetna Life Insurance Company
  (7.49%-9.81%)........................................ $ 73,201  $ 73,201 $ 73,201
 Allstate Life Insurance Company
  (5.74%).............................................. $ 25,228  $ 25,228 $ 25,228
 BT Basic
  (6.21%).............................................. $104,830  $104,830 $104,830
 CDC Investment Management Corp.
  (4.906%-7.61%)....................................... $ 76,622  $ 76,622 $ 76,622
 Commonwealth Life Insurance Co.
  (9.37%).............................................. $  1,213  $  1,213 $  1,213
 Hartford Life
  (8.70%).............................................. $  8,078  $  8,078 $  8,078
 Jackson National Life
  (5.8%)............................................... $ 15,050  $ 15,050 $ 15,050
 John Hancock Mutual Life
  (7.13%-7.71%)........................................ $146,797  $146,797 $146,797

                         BELLSOUTH MASTER SAVINGS TRUST

                   EMPLOYER IDENTIFICATION NUMBER: 58-1533433

     ITEM 27A--SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES--(CONTINUED)

                                 (IN THOUSANDS)

                                                         DECEMBER 31, 1996
                                                  -------------------------------
                                                  NUMBER OF
                                                  SHARES OR
                                                  PRINCIPAL             CARRYING
        NAME OF ISSUER AND TITLE OF ISSUE          AMOUNT      COST      VALUE
        ---------------------------------         --------- ---------- ----------
 MBL Life Assurance Corp.
  (3.5%-5.1%).................................... $  3,470  $    3,470 $    3,470
 Massachusetts Mutual
  (9.70%)........................................ $ 55,350  $   55,350 $   55,350
 Metropolitan Life Insurance Co.
  (5.79%-8.75%).................................. $ 97,029  $   97,029 $   97,029
 New York Life Insurance Co.
  (5.39%-8.45%).................................. $ 34,158  $   34,158 $   34,158
 Provident Life & Accident
  (6.38%)........................................ $110,372  $  110,372 $  110,372
 Peoples Security Life Insurance Co.
  (5.03%-8.57%).................................. $100,243  $  100,243 $  100,243
 Provident National
  (5.13%-8.53%).................................. $  3,922  $    3,922 $    3,922
 Prudential Insurance Company of America
  (8.10%-9.35%).................................. $ 16,597  $   16,597 $   16,597
 Rabobank Nederland
  (6.17%-7.62%).................................. $ 75,258  $   75,258 $   75,258
 Sun Life Association, Canada
  (5.78%-5.79%).................................. $ 24,028  $   24,028 $   24,028
 TransAmerican Life & Annuity
  (7.54%)........................................ $ 66,424  $   66,424 $   66,424
 Union Bank of Switzerland
  (7.28%-8.29%).................................. $ 50,459  $   50,459 $   50,459
                                                            ---------- ----------
                                                            $1,088,329 $1,088,329
                                                            ---------- ----------
TEMPORARY CASH INVESTMENTS--4.1%................. $ 46,790  $   46,790 $   46,790
                                                            ---------- ----------
  Total Interest Income Fund--100.0%.............           $1,135,119 $1,135,119
                                                            ---------- ----------

                                   LOAN FUND
LOANS TO PARTICIPANTS (7%-12.5%)--99.8%.......... $ 73,981  $   73,981 $   73,981
                                                            ---------- ----------
TEMPORARY CASH INVESTMENTS--.2%.................. $    141  $      141 $      141
                                                            ---------- ----------
  Total Loan Fund--100.0%........................           $   74,122 $   74,122
                                                            ---------- ----------

                                 BALANCED FUND
TEMPORARY CASH INVESTMENTS--10.4%................    5,292  $    9,994 $   10,116
                                                            ---------- ----------
U.S. TREASURY BILL, EXP. 01/09/97--1.2%.......... $  1,190  $    1,137 $    1,137
                                                            ---------- ----------
BT PYRAMID BROAD MARKET BOND FUND--35.6%.........   18,820  $   31,335 $   34,510
                                                            ---------- ----------
BT EQUITY INDEX FUND--52.8%......................   30,115  $   37,595 $   51,190
                                                            ---------- ----------
  Total Balanced Fund--100.0%....................           $   80,061 $   96,953
                                                            ---------- ----------

                         BELLSOUTH MASTER SAVINGS TRUST

                   EMPLOYER IDENTIFICATION NUMBER: 58-1533433

     ITEM 27A--SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES--(CONTINUED)

                                 (IN THOUSANDS)

                                                          DECEMBER 31, 1996
                                                   -------------------------------
                                                   NUMBER OF
                                                   SHARES OR
                                                   PRINCIPAL             CARRYING
        NAME OF ISSUER AND TITLE OF ISSUE           AMOUNT      COST      VALUE
        ---------------------------------          --------- ---------- ----------

                                BERGER 100 FUND
SHARES OF BERGER 100--99.9%......................    3,091   $   54,258 $   55,121
                                                             ---------- ----------
TEMPORARY CASH INVESTMENTS--0.1%.................        4   $        8 $        8
                                                             ---------- ----------
  Total Berger 100 Fund--100.0%..................            $   54,266 $   55,129
                                                             ---------- ----------

                        DFA U.S. SMALL CAP VALUE II FUND
SHARES OF DIMENSIONAL FUND ADVISORS U.S. SMALL
 CAP VALUE II--99.9%.............................    3,290   $   41,716 $   48,291
                                                             ---------- ----------
TEMPORARY CASH INVESTMENTS--0.1%.................        1   $        2 $        2
                                                             ---------- ----------
  Total DFA U.S. Small Cap Value II Fund--100.0%.            $   41,718 $   48,293
                                                             ---------- ----------

                        DFA INTERNATIONAL VALUE II FUND
SHARES OF DIMENSIONAL FUND ADVISORS INTERNATIONAL
 VALUE II--100.0%................................    2,906   $   30,386 $   31,884
                                                             ---------- ----------
  Total DFA International Value II Fund--100.0%..            $   30,386 $   31,884
                                                             ---------- ----------

                        DFA U.S. LARGE CAP VALUE II FUND
SHARES OF DIMENSIONAL FUND ADVISORS U.S. LARGE
 CAP VALUE II--100.0%............................    1,782   $   23,336 $   26,424
                                                             ---------- ----------
  Total DFA U.S. Large Cap Value II Fund--100.0%.            $   23,336 $   26,424
                                                             ---------- ----------

            AMERICAN CENTURY/TWENTIETH CENTURY GROWTH INVESTORS FUND
SHARES OF AMERICAN CENTURY/TWENTIETH CENTURY
 GROWTH INVESTORS FUND--100.0%...................      954   $   20,554 $   20,883
                                                             ---------- ----------
  Total American Century/Twentieth Century Growth
   Investors Fund--100.0%........................            $   20,554 $   20,883
                                                             ---------- ----------

                       FIDELITY GROWTH & INCOME PORTFOLIO
SHARES OF FIDELITY GROWTH AND INCOME PORTFOLIO--
 99.9%...........................................    2,465   $   73,089 $   75,746
                                                             ---------- ----------
TEMPORARY CASH INVESTMENTS--0.1%.................        1   $        2 $        2
                                                             ---------- ----------
  Total Fidelity Growth & Income Portfolio--
   100.0%........................................            $   73,091 $   75,748
                                                             ---------- ----------

                             CONTRIBUTION ACCOUNT++
TEMPORARY CASH INVESTMENTS--100.0%...............       64   $      123 $      123
                                                             ---------- ----------
  Total Contribution Acct.--100.0%...............            $      123 $      123
                                                             ---------- ----------

                             DISTRIBUTION ACCOUNT++
TEMPORARY CASH INVESTMENTS--100.0%...............    3,573   $    6,824 $    6,831
                                                             ---------- ----------
  Total Distribution Acct.--100.0%...............            $    6,824 $    6,831
                                                             ---------- ----------

                             EXPENSE ACCOUNT FUND++
TEMPORARY CASH INVESTMENTS--100.0%...............      787   $    1,487 $    1,505
                                                             ---------- ----------
  Total Expense Acct.--100.0%....................            $    1,487 $    1,505
                                                             ---------- ----------

                        BELLSOUTH MASTER SAVINGS TRUST

                  EMPLOYER IDENTIFICATION NUMBER: 58-1533433

    ITEM 27A--SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES--(CONTINUED)

                                (IN THOUSANDS)

                                                       DECEMBER 31, 1996
                                              -----------------------------------
                                              NUMBER OF
                                              SHARES OR
                                              PRINCIPAL             CARRYING
      NAME OF ISSUER AND TITLE OF ISSUE        AMOUNT      COST      VALUE
      ---------------------------------       --------- ---------- ----------

                         EMPLOYEE STOCK OWNERSHIP PLAN
SHARES OF BELLSOUTH COMMON STOCK*#--97.2%....  38,109   $1,040,775 $1,543,403
                                                        ---------- ----------
Temporary Cash Investments--2.8%.............   7,711   $   29,639 $   30,035
                                                        ---------- ----------
  Total Employee Stock Ownership Fund--
   100.0%....................................           $1,070,414 $1,573,438
                                                        ---------- ----------

                              MUTUAL FUND WINDOW
TEMPORARY CASH INVESTMENTS--100.0%
 BT Pyramid Cash Plus Fund...................     371   $      693 $      710
 Cash in Transit.............................    $139   $      139 $      139
 Schwab Retirement Money Fund................    $  7   $        7 $        7
                                                        ---------- ----------
  Total Mutual Fund Window--100.0%...........           $      839 $      856
                                                        ---------- ----------
  TOTAL INVESTMENTS..........................           $4,329,577 $6,145,655
                                                        ========== ==========

--------
NOTES
Percentages represent the percentage of the investments of each fund of the Master Savings Trust.

 * This investment is a security issued by a party-in-interest to the Plan. # Investment represents 5% or more of the Net Assets of the Master Savings
  Trust.
+ The contracts with these insurance companies (interest rates indicated in parentheses) guarantee the repayment of principal and the crediting of interest resulting in a composite effective annual interest rate of 6.52% for the year 1996. The timing of the remittance of participating employee contributions and other participating employee-directed transactions may cause the actual yield to vary from this rate. The composite interest rate is subject to annual adjustment.
++These accounts are included as "other" in the Plan's Financial Statements.